[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 25, 2002

State Farm Life and Accident Assurance Company
One State Farm Plaza
Bloomington, Illinois 61710-0001

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Form S-6 registration statement for State Farm Life and Accident Assurance Company Variable Life Separate Account (File No. 333-64345). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Sincerely,

                                        SUTHERLAND ASBILL & BRENNAN LLP



                                        By: /s/ W. Thomas Conner
                                        ----------------------------
                                           W. Thomas Conner, Esq.